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                                                                EXHIBIT 23.1

                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made in part of this registration statement.





                                        /s/ Arthur Andersen LLP
                                        -----------------------
                                            Arthur Andersen LLP


Pittsburgh, Pennsylvania
April 27, 1998